UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
JUNE 10, 2015
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

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AMAZON.COM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 266-1000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 10, 2015, Amazon.com, Inc. held its Annual Meeting of Shareholders.
The following nominees were elected as directors, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	382,698,060	5,517,679	1,452,462	31,723,780
Tom A. Alberg	384,195,988	4,889,631	582,582	31,723,780
John Seely Brown	386,502,359	2,563,812	602,030	31,723,780
William B. Gordon	386,038,015	3,027,910	602,276	31,723,780
Jamie S. Gorelick	386,647,301	2,009,941	1,010,959	31,723,780
Judith A. McGrath	384,146,304	4,923,514	598,383	31,723,780
Alain Monié	386,871,424	1,972,049	824,728	31,723,780
Jonathan J. Rubinstein	387,647,558	1,208,970	811,673	31,723,780
Thomas O. Ryder	361,938,190	27,119,894	610,117	31,723,780
Patricia Q. Stonesifer	385,880,476	3,206,998	580,727	31,723,780
The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2015 was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
418,328,676	2,425,820	637,485	—

A shareholder proposal regarding proxy access for shareholders was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
160,313,809	227,771,490	1,582,902	31,723,780

A shareholder proposal regarding a report concerning corporate political contributions was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
72,811,244	286,285,336	30,571,621	31,723,780

A shareholder proposal regarding sustainability reporting was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
95,889,121	269,869,568	23,909,512	31,723,780

A shareholder proposal regarding a report concerning human rights risks was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
18,172,147	341,430,195	30,065,859	31,723,780

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: June 12, 2015